Exhibit 99.2

LONE STAR	NEWS RELEASE
TECHNOLOGIES, INC.
CONTACT: CHARLES J. KESZLER
(972) 770-6495
Fax: (972) 770-6411

LONE STAR TECHNOLOGIES TO REDEEM SENIOR SUBORDINATED NOTES

Dallas, TX, April 25, 2006 – Lone Star Technologies, Inc. (“Lone Star”) (NYSE: LSS) today announced that on April 24, 2006 its Board of Directors authorized the redemption in early June 2006 of the Company’s $150 million of outstanding 9.00% Senior Subordinated Notes. The notes, which mature in 2011, first become fully redeemable on June 1, 2006 at a redemption price of 104.5% of principal plus accrued and unpaid interest.

Lone Star Technologies, Inc.’s principal operating subsidiaries manufacture, market and provide custom services related to oilfield casing, tubing, couplings, and line pipe, specialty tubing products used in a variety of applications, and flat rolled steel and other tubular products.

This release contains forward-looking statements based on assumptions that are subject to a wide range of business risks. There is no assurance that the estimates and expectations in this release will be realized. Important factors that could cause actual results to differ materially from the forward-looking statements are described in the periodic filings of Lone Star Technologies, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Lone Star Technologies, Inc. does not undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.